Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

April 4, 2023

Board of Directors

Radius Global Infrastructure, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, Pennsylvania 19004

Ladies and Gentlemen:

We are acting as counsel to Radius Global Infrastructure, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering of up to 11,500,000 million shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”), all of which Shares are issuable pursuant to the Radius Global Infrastructure, Inc. 2022 Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including PDFs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors or a duly authorized committee thereof and in the Plan, the Shares will be validly issued, fully paid and non-assessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:    Alicante    Amsterdam    Baltimore    Beijing    Birmingham    Boston    Brussels    Colorado Springs    Denver    Dubai    Dusseldorf    Frankfurt    Hamburg    Hanoi    Ho Chi Minh City    Hong Kong    Houston    Johannesburg    London    Los Angeles    Luxembourg    Madrid    Mexico City    Miami    Milan    Minneapolis Monterrey    Munich    New York    Northern Virginia    Paris    Philadelphia    Rome    San Francisco    São Paulo    Shanghai    Silicon Valley    Singapore    Sydney    Tokyo    Warsaw    Washington, D.C.    Associated Offices:    Budapest    Jakarta    Riyadh    Shanghai FTZ    Ulaanbaatar.    Business Service Centers:    Johannesburg    Louisville.    Legal Services Center:    Berlin.    For more information see www.hoganlovells.com

Radius Global Infrastructure, Inc.	- 2 -	April 4, 2023

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP